Exhibit 3.5(a)

Document processing fee

If document is filed on paper

If document is filed electronically

Fees & forms/cover sheets
are subject to change.

To file electronically, access instructions
for this form/cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.

$125.00 $ 25.00	Colorado Secretary of State Date and Time: 06/14/2006 03:23 PM Id Number: 20061245765 Document number: 20061245765

Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation
filed pursuant to §7-90-301, et seq. and §7-102-102 of the Colorado Revised Statutes (C.R.S)

1. Entity name:	EchoStar FSS Corporation

(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd”; If the corporation is a professional corporation, it must contain the term or abbreviation “professional corporation”, “p.c.”, or “pc” §7- 90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	9601 S. Meridian Blvd.
(Street name and number)

	Englewood	CO	80112
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

4. Principal office mailing address:	P.O. Box 6655
(if different from above):	(Street name and number or Post Office Box information)

	Englewood	CO	80155
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

5. Registered agent: (if an individual):	Moskowitz	David	K.
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization):

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:	9601 S. Meridian Blvd.
(Street name and number)

	Englewood	CO	80112
	(City)	(State)	(Postal/Zip Code)

8. Registered agent mailing address:	P.O. Box 6655
(LEAVE BLANK if same as above)	(Street name and number or Post Office Box information)

	Englewood	CO	80155
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

9. If the corporation’s period of duration is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

10. (OPTIONAL) Delayed effective date:
(mm/dd/yyyy)

11. Name(s) and address(es) of incorporator(s): (if an individual)	Moskowitz	David	K.
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)
9601 S. Meridian Blvd.
(Street name and number or Post Office Box information)

	Englewood	CO	80112
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

(If there are more than three incorporators, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional incorporators.)

12. The corporation is authorized to issue 10,000 shares of common stock.
(number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation’s stock may be stated, mark this box   ☐   and include an attachment stating pertinent information.)

13. Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box   ☐   and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Strickland	Tracy	A.
	(Last)	(First)	(Middle)	(Suffix)

P.O. Box 6655
(Street name and number or Post Office Box information)

	Englewood	CO	80155
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box   ☐   and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.